Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2013 Long Term Incentive Plan and the Amended and Restated 2016 Employee Stock Purchase Plan of PTC Therapeutics, Inc. of our reports dated February 25, 2021, with respect to the consolidated financial statements and the effectiveness of internal control over financial reporting of PTC Therapeutics, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2020, filed with the Securities and Exchange Commission.

5

/s/ Ernst & Young LLP

Iselin, New Jersey
January 5, 2022